Exhibit 21.1
Subsidiaries of Air Products and Chemicals, Inc.

UNITED STATES

All companies are incorporated in the State of Delaware unless otherwise indicated.

Registrant -- Air Products and Chemicals, Inc.
7001 Hamilton Properties LLC
Air Products and Chemicals, Inc. of Utah (Utah)
Air Products Advanced Materials LLC
Air Products Ammonia Distribution, LLC
Air Products Ammonia Holdings, LLC
Air Products Asia, Inc.
Air Products Blue Energy
Air Products Caribbean Holdings, Inc.
Air Products China, Inc.
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products Industrial Gas LLC
Air Products International LLC
Air Products Investments, LLC
Air Products Investments Holdings LLC
Air Products LLC
Air Products Manufacturing Corporation
Air Products Manufacturing LLC
Air Products West Coast Hydrogen LLC
APCI (U.K.), Inc.
East Coast Nitrogen Company LLC
East Coast Oxygen Co.
EPCO Carbon Dioxide Products, Inc. (Illinois)
Gardner Cryogenics (Pennsylvania)
Harvest Energy Technologies (California)
Indura Holdings Colombia, LLC
Olin DNT Limited Partnership
Permea Inc.
Procal (California)
Prodair Corporation
SCWC Corp.
Stravinsky Investments LLC
The Former SR Manufacturers Inc.

ARGENTINA

Indura Argentina S.A.

AUSTRIA

Air Products Gesellschaft mbH

BAHRAIN

Air Products Bahrain W.L.L

BELGIUM

ACP Zolder Invest NV
Air Products Management BV/SRL
Air Products S.A.
Napro S.A.

BERMUDA

Asia Industrial Gas Company Ltd.

BRAZIL

Air Products Brasil Ltda.

CANADA

Air Products Canada Ltd./Prodair Canada Ltee
Air Products Ammonia Distribution Ltd.

CHILE

AP Services South America SpA
Centro Técnico Indura Limitada
Indura Inversiones Limitada
Indura S.A.
Indura Sociedad Comercial Limitada
Inversiones Air Products Holdings Limitada
Oxigeno Medicinal Domiciliario Limitada
Servicios Indura Limitada

CHINA

Air Products (Anshan) Gases Co., Ltd.
Air Products (Cangzhou) Co., Ltd.
Air Products (Changsha) Co., Ltd.
Air Products (Chongqing) Chem-Materials Co., Ltd.
Air Products (Dongguan) Gases Co., Ltd.
Air Products (Guangzhou) Electronics Gases Co., Ltd.
Air Products (Hangjin Qi) Co., Ltd.
Air Products (Hefei) Electronics Gases Co., Ltd.
Air Products (Hong Kong) Co., Ltd.
Air Products (Huaibei) Gases Co., Ltd.
Air Products (Inner Mongolia) Hydrogen Energy Technology Co., Ltd.
Air Products (Jiangxi) Co., Ltd.
Air Products (Jincheng) Co., Ltd.
Air Products (Jinjiang) Electronics Gases Co., Ltd.
Air Products (Kunshan) Gases Co., Ltd.
Air Products (Linfen) Co., Ltd.
Air Products (Nanjing) Electronics Gases Co., Ltd.
Air Products (Ningbo) Hi-Tech Gases Co., Ltd.
Air Products (Qindao) Gases Co., Ltd.
Air Products (Shandong) Engineering Co., Ltd.
Air Products (Shandong) Engineering Co., Ltd Nanjing Branch
Air Products (Shanxi) Co., Ltd.
Air Products (Shenyang) Gases Co., Ltd.
Air Products (Tianjin) Co., Ltd.
Air Products (Xia’men) Electronics Gases Co., Ltd.
Air Products (Xi'an) Gases Co., Ltd
Air Products (Zhongshan) Gases Co., Ltd
Air Products (Zhumadian) Gases Co., Ltd.
Air Products and Chemicals (Anhui) Co., Ltd.
Air Products and Chemicals (Banan) Gases Co., Ltd.
Air Products and Chemicals (Beijing) Distribution Co., Ltd.
Air Products and Chemicals (Binzhou) Co., Ltd.
Air Products and Chemicals (Chengdu) Co., Ltd.
Air Products and Chemicals (China) Investment Co. Ltd.
Air Products and Chemicals (Chongqing) Co., Ltd.
Air Products and Chemicals (Dalian) Co., Ltd.
Air Products and Chemicals (Guangzhou) Co., Ltd.
Air Products and Chemicals (Guiyang) Co., Ltd.
Air Products and Chemicals (Hefei) Co., Ltd.
Air Products and Chemicals (Hohhot) Co., Ltd.
Air Products and Chemicals (Jiyuan) Onsite Gases Co., Ltd.
Air Products and Chemicals (Lianyungang) Gases Co., Ltd.

Air Products and Chemicals (Nanjing) Co., Ltd.
Air Products and Chemicals (Nanjing) Gases Co., Ltd.
Air Products and Chemicals (Pengzhou) Co., Ltd.
Air Products and Chemicals (Putian) Co., Ltd.
Air Products and Chemicals (Qingdao) Co., Ltd.
Air Products and Chemicals (Shaanxi) Co., Ltd.
Air Products and Chemicals (Shaanxi Pucheng) Co., Ltd.
Air Products and Chemicals (Shanghai) Co., Ltd.
Air Products and Chemicals (Shanghai) Electronics Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Production Co., Ltd.
Air Products and Chemicals (Shanghai) Hydrogen Energy Technology Co., Ltd.
Air Products and Chemicals (Shanghai) On-Site Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Systems Co. Ltd.
Air Products and Chemicals (Shangluo) Co., Ltd.
Air Products and Chemicals (Shenzhen) Co., Ltd.
Air Products and Chemicals (Shenzhen) Gases Co., Ltd.
Air Products and Chemicals (Tangshan) Co., Ltd.
Air Products and Chemicals (Tianjin) Co., Ltd.
Air Products and Chemicals (Tongxiang) Co., Ltd.
Air Products and Chemicals (Weifang) Gases Co., Ltd.
Air Products and Chemicals (WuXi) Gases Co., Ltd.
Air Products and Chemicals (WuXi) Co., Ltd.
Air Products and Chemicals (Xi’an) Co., Ltd.
Air Products and Chemicals (Xingtai) Co., Ltd.
Air Products and Chemicals (Xinxiang) Co., Ltd.
Air Products and Chemicals (Xuzhou) Gases Co., Ltd.
Air Products and Chemicals (Yichun) Co., Ltd.
Air Products and Chemicals (Yulin) Co., Ltd.
Air Products and Chemicals (Zhangjiagang) Co., Ltd.
Air Products and Chemicals (Zhejiang) Co., Ltd.
Air Products and Chemicals (Zhuhai) Co., Ltd.
Air Products and Chemicals (Zibo) Co., Ltd.
Air Products and Chemicals (Shanghai) Gasification Technology Co., Ltd.
Air Products and Chemicals Tech Development (Beijing) Co., Ltd.
Air Products Debang (Lianyungang) Co., Ltd.
Air Products Huadong (Longkou) Co., Ltd.
Air Products Hydrogen Energy Technology (Zibo) Co., Ltd.
Air Products Lu’An (Changzhi) Co., Ltd.
Air Products SinoHytec (Beijing) Hydrogen Energy Technology
Beijing AP BAIF Gas Industry Co., Ltd.
Beijing Shuimu Tongda Transportation Co., Ltd.
Chengdu Air & Gas Products Ltd.
Chengzhi Air Products Hydrogen Energy Technology Co., Ltd.
China Shenhua Coal to Liquid and Chemical Co.
Gaolu Air Products and Chemicals (Shanghai) Energy Technology Co., Ltd.
Inner Mongolia Jiutai New Materials Technology Co., Ltd.
Permea China, Ltd.
Shanxi Lu’An Air Products (Hydrogen Energy) Co., Ltd.
WuXi Hi-Tech Gas Co., Ltd.
Zhangjiakou HyPower New Energy Technology Co., Ltd.
Zhangjiakou Jiaotou Hydrogen New Energy Technology Co., Ltd.
Zibo Chuangcheng Design

COLOMBIA

Gases Industriales de Colombia S.A. – Cryogas
Indura Holding LLC

CZECH REPUBLIC

Air Products spol s.r.o.
Green BioFuel s.r.o.

ECUADOR

Air Products Ecuador S.A.

EGYPT

Air Products Gases S.A.E.

FRANCE

Air Products SAS
Helap SAS
Lida SAS
Prodair et Cie S.C.S.
Prodair S.A.S.
SAGA SAS
Soprogaz SNC
Union Mobiliere Industrielle S.A.R.L.

GERMANY

Air Products Ammonia Distribution AD GmbH
Air Products GmbH
Air Products Holdings GmbH

INDIA

Prodair Air Products India Private Limited
INOX Air Products Pvt. Ltd.

INDONESIA

PT Air Products Indonesia
PT Air Products Indonesia Services
PT Air Products East Kalimantan

IRELAND

Air Products Ireland Limited

ISRAEL

Air Products Israel Ltd.
Gastel Limited
Gas Supply Services, Ltd.
Gas Technologies, Ltd.
Oxygen & Argon Works, Ltd.
Oxygen Center, Ltd.
Oxygen Warehouse Trade (1980), Ltd.
STS Science, Technologies and Services Ltd.

ITALY

Air Products Italia S.r.l.
Sapio Produzione Idrogeno Ossigeno S.r.l.

JAPAN

Air Products Japan, Inc.
Air Products Japan K.K.

KOREA

Air Products Korea Inc.
Korea Industrial Gases, Ltd.

LUXEMBOURG

ACP Europe SA

MALAYSIA

Air Products Malaysia Sdn Bhd
Air Products Shared Services Sdn. Bhd
Air Products Specialized Process Equipment SDN
Kulim Industrial Gases Sdn Bhd

MEXICO

Air Products and Chemicals de Mexico, S.A. de C.V.
Consolidacion Comercial Infra, S.A. de C.V.
Gazsur, S. de R.L. de C. V.

MOROCCO

Air Products Maghreb S.A.R.L.

MYANMAR

Yangon Industrial Gas (Thilawa) Company Limited
Yangnon Industrial Gas Trading Company Limited

THE NETHERLANDS

Air Products Gases Holdings B.V.
Air Products Holdings B.V.
Air Products Investments B.V.
Air Products Leasing B.V.
Air Products Nederland B.V.
Air Products Netherlands Gases B.V.
Air Products (Rozenburg) B.V.
Carbolim B.V.
KRIG Holdings B.V.

NIGERIA

Prodair Escravos Limited

NORWAY

Air Products A/S

OMAN

Air Products Majan LLC
AJWAA Gases LLC

PERU

Air Products Peru S.A.

POLAND

Air Products Sp. Z o.o.
STP & DIN Chemicals Sp. Z.o.o.

PORTUGAL

Gasin II Unipessoal LDA

QATAR

Air Products Helium Inc. Qatar Branch

RUSSIA

Air Products O.O.O.
Air Products Gas O.O.O.

SAUDI ARABIA

Abdulla Hashim Gases & Equipment Co. Limited
Air Products Middle East Industrial Gases Company Limited
Air Products PLC Branch
Air Products Qudra (GICIS)
Air Products Saudi Investment Company
Gases Integrated Company Limited (GIC)
Jazan Gas Projects Company
Jazan Integrated Gasification and Power Company (JIGPC)
Jubail Waves for Gases Company
NEOM Green Hydrogen Company

SINGAPORE

Air Products Singapore Industrial Gases Pte. Ltd.

SLOVAKIA

Air Products Slovakia s.r.o.

SOUTH AFRICA

Air Products South Africa (Proprietary) Limited

SPAIN

Air Products Iberica, S.L.
Air Products Services Europe, S.A.
Carburos Via Augusta Logistics, S.L.
Matgas 2000 A.I.E.
Sociedad Espanola de Carburos Metalicos S.A.
Vitalox Industrial S.L.U.

SWITZERLAND

Air Products Switzerland Sàrl

TAIWAN, CHINA

Air Products San Fu Co., Ltd.
Air Products Taiwan Holdings Co., Ltd.
Blue Ocean Industrial Gases Co., Ltd.
Far Eastern Industrial Gases Co., Ltd.

THAILAND

Bangkok Industrial Gas Co., Ltd.
Bangkok Cogeneration Company Limited

TRINIDAD AND TOBAGO

Caribbean Industrial Gases Unlimited
NMAP Services Unlimited

UKRAINE

Air Products Ukraina LLC
KRYVYI RIH Industrial Gas
PQ Ammonia

UNITED ARAB EMIRATES

AJWAA Emirates Gases Company LLC
Air Products (Middle East) FZE
Air Products Emirates Gases LLC
Air Products Gulf Gas LLC

UNITED KINGDOM

Air Products (BR) Limited
Air Products Equipment Limited
Air Products Group Limited
Air Products Llanwern Limited
Air Products PLC
Air Products Renewable Energy Limited
Air Products Yanbu Limited
Beer Gas Cymru Cyf
Cryoservice Limited
Dixons of Westerhope Limited
Gas Direct Limited
M&M Gases Limited
Tanasio Industrial Gases Cyf

UZBEKISTAN

Air Products Central Asia Group LLC
Markaziy Osiyo Sanoat Gaz LLC